EXHIBIT 10.1(b)

2007 AMENDMENT TO
THE 1991 STOCK OPTION PLAN

          The Board amends the Plan, effective February 12, 2007, as follows:

          Section 6(a) is hereby amended by inserting the following text at the end of the section’s current text:

          All such adjustments will be effected in a manner that precludes the enlargement of rights and benefits under outstanding option awards.